                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


                                 By and Between


                                 MED/WASTE, INC.
                             a Delaware corporation


                              SANFORD MOTORS, INC.
                           a Pennsylvania corporation


                         EAST COAST MEDICAL WASTE, INC.
                            a New Jersey corporation


                    BUCKS COUNTY RESOURCE AND RECOVERY, INC.
                           a Pennsylvania corporation


                                  CRAIG SANFORD

                                       AND

                                 MARY JO SANFORD











                                 August 11, 1998



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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I.- DEFINITIONS........................................................1
         1.1     AVERAGE PRICE.................................................1
         1.2     BUSINESS......................................................1
         1.3     BUYER.........................................................1
         1.4     CLOSING DATE..................................................1
         1.5     CODE..........................................................1
         1.6     COLLATERAL AGREEMENTS.........................................1
         1.7     COMMON STOCK..................................................1
         1.8     COMPANIES.....................................................1
         1.9     CONTRACTS.....................................................2
         1.10    DAMAGES.......................................................2
         1.11    DEPOSIT.......................................................2
         1.12    DEPOSIT ESCROW AGENT..........................................2
         1.13    DISCLOSURE SCHEDULE...........................................2
         1.14    EBT...........................................................2
         1.15    EBT REPRESENTATIVE PERIOD.....................................2
         1.16    ENVIRONMENTAL CLAIM...........................................2
         1.17    ENVIRONMENTAL LAW.............................................2
         1.18    ERISA.........................................................2
         1.19    FINANCIAL STATEMENTS..........................................3
         1.20    GAAP..........................................................3
         1.21    GOVERNMENTAL AUTHORITY........................................3
         1.22    HAZARDOUS MATERIALS...........................................3
         1.23    HAZARDOUS MATERIAL ACTIVITY...................................3
         1.24    INTANGIBLE RIGHTS.............................................3
         1.25    LAST REPORTED SALE PRICE......................................3
         1.26    MATERIAL ADVERSE EFFECT.......................................3
         1.27    MEDICAL WASTE.................................................3
         1.28    MWI COMMON STOCK..............................................3
         1.29    ORDINARY COURSE OF BUSINESS...................................4
         1.30    PERMITS.......................................................4
         1.31    POST CLOSING ESCROW AGENT.....................................4
         1.32    PURCHASE PRICE................................................4
         1.33    RELEASE.......................................................4
         1.34    SHAREHOLDERS..................................................4
         1.35    TAX OR TAXES..................................................4

ARTICLE II. - SALE AND PURCHASE OF COMMON STOCK................................4
         2.1     SALE AND PURCHASE OF COMMON STOCK.............................4
         2.2     METHOD OF TRANSFER ...........................................4
         2.3     NO LIENS......................................................4
         2.4     NO LIABILITIES................................................4

ARTICLE III.- PURCHASE PRICE AND METHOD OF PAYMENT.............................5
         3.1     PURCHASE PRICE................................................5
         3.2     CONTINGENT VALUATION..........................................6
         3.3     ADJUSTMENT TO PURCHASE PRICE..................................6
         3.4     ESCROW ARRANGEMENT............................................6
         3.5     ACCOUNTS RECEIVABLES..........................................6
         3.6     RIGHT OF SET-OFF..............................................7
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         3.7     INVESTMENT RESTRICTIONS.......................................7

ARTICLE IV. - CLOSING..........................................................7
         4.1     CLOSING.......................................................7
         4.2     DEPOSIT.......................................................7
         4.3     SHAREHOLDERS AND COMPANIES PERFORMANCE AT CLOSING.............7
         4.4     BUYER'S PERFORMANCE AT CLOSING................................9
         4.5     TERMINATION IN ABSENCE OF CLOSING............................10

ARTICLE V. - REPRESENTATIONS AND WARRANTIES
      OF THE COMPANIES AND SHAREHOLDERS.......................................11
         5.1     ORGANIZATION.................................................11
         5.2     CAPITALIZATION...............................................11
         5.3     CORPORATE DOCUMENTS..........................................11
         5.4     SUBSIDIARIES.................................................11
         5.5     AUTHORITY....................................................11
         5.6     FINANCIAL STATEMENTS.........................................12
         5.7     TITLE TO ASSETS..............................................12
         5.8     LIABILITIES..................................................12
         5.9     OBLIGATIONS TO AFFILIATES....................................12
         5.10    REAL PROPERTY................................................12
         5.11    PROPERTY.....................................................13
         5.12    EMPLOYEE BENEFIT.............................................13
         5.13    EMPLOYEE MATTERS ............................................14
         5.14    EMPLOYMENT PRACTICES.........................................15
         5.15    INSURANCE....................................................15
         5.16    CONTRACTS AND COMMITMENTS....................................15
         5.17    INSPECTION OF RECORDS........................................16
         5.18    INVENTORIES..................................................16
         5.19    EQUIPMENT AND OTHER TANGIBLE PROPERTY........................16
         5.20    PERMITS......................................................16
         5.21    INTANGIBLE RIGHTS............................................16
         5.22    UNREGISTERED SECURITIES......................................16
         5.23    LITIGATION...................................................17
         5.24    COMPLIANCE WITH LAWS.........................................17
         5.25    ABSENCE OF MATERIAL CHANGES..................................17
         5.26    BANKING INFORMATION..........................................18
         5.27    TAX RETURNS..................................................18
         5.28    ACCOUNTS RECEIVABLE..........................................18
         5.29    BROKERS' COMMISSIONS.........................................18
         5.30    BOOKS AND RECORDS............................................18
         5.31    ACCURACY OF INFORMATION......................................18
         5.32    ENVIRONMENTAL MATTERS........................................19

ARTICLE VI.- REPRESENTATIONS AND WARRANTIES OF BUYER..........................19
         6.1     ORGANIZATION OF BUYER........................................19
         6.2     AUTHORITY....................................................19
         6.3     FINANCIAL STATEMENTS.........................................20
         6.4     ISSUANCE OF MWI COMMON STOCK.................................20

ARTICLE VII.- OBLIGATIONS PRIOR TO CLOSING....................................20
         7.1     OPERATION OF BUSINESS........................................20
         7.2     ACCESS TO BOOKS AND RECORDS..................................20


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         7.3     NEGATIVE COVENANTS..........................................20
         7.4     AFFIRMATIVE COVENANTS.......................................21
         7.5     CONSUMMATION OF TRANSACTIONS................................22
         7.6     NO NEGOTIATIONS.............................................22
         7.7     DAMAGE OR DESTRUCTION OF ASSETS.............................22
         7.8     DISCLOSURE SCHEDULE.........................................22

ARTICLE VIII. - CONDITIONS PRECEDENT TO THE CLOSING..........................23
         8.1     CONDITIONS TO OBLIGATIONS OF BUYER .........................23
         8.2     CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND
                 THE SHAREHOLDERS............................................24

ARTICLE IX.- POST-CLOSING OBLIGATIONS........................................24
         9.1     SURVIVAL OF THE CLOSING.....................................24
         9.2     FURTHER ASSURANCES..........................................24
         9.3     INDEMNIFICATION BY THE SHAREHOLDERS.........................25
         9.4     NON-COMPETITION AGREEMENT...................................25
         9.5     PUBLICITY...................................................26
         9.6     EMPLOYMENT AGREEMENTS.......................................26

ARTICLE X. - MISCELLANEOUS...................................................26
         10.1    COSTS AND EXPENSES..........................................26
         10.2    REMEDIES....................................................26
         10.3    DISCLOSURE SCHEDULE.........................................26
         10.4    ATTORNEYS' FEES.............................................26
         10.5    RISK OF LOSS................................................26
         10.6    ASSIGNMENT AND AMENDMENT OF AGREEMENT.......................26
         10.7    NOTICES.....................................................26
         10.8    ENTIRE AGREEMENT............................................27
         10.9    WAIVER......................................................27
         10.10   GOVERNING LAW...............................................27
         10.11   COUNTERPARTS................................................27
         10.12   CAPTIONS....................................................27
         10.13   SUCCESSORS AND ASSIGNS......................................27
         10.14   INTERPRETATION..............................................28
         10.15   SEVERABILITY................................................28
         10.16   RIGHTS OF THIRD PARTIES.....................................28



















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                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of the 11th day of August, 1998 by and between MED/WASTE, INC., a Delaware corporation, SANFORD MOTORS, INC., a Pennsylvania corporation, EAST COAST
MEDICAL WASTE, INC., a New Jersey corporation, BUCKS COUNTY RESOURCE AND
RECOVERY, INC., a Pennsylvania corporation, CRAIG SANFORD and MARY JO SANFORD.

                                 R E C I T A L S
                                 - - - - - - - -

               A. The Companies provide medical waste management services within the Delaware Valley regional market;

               B. Buyer desires to purchase 100% of the outstanding capital stock of the Companies from the Shareholders, upon the terms and subject to the conditions set forth herein.

               C. The Shareholders own 100% of the outstanding capital stock of the Companies, and have agreed to sell such capital stock to Buyer subject to the terms and conditions set forth herein;

               D. Buyer, the Companies and the Shareholders desire to make certain representations, warranties and agreements in connection with this Agreement and the transaction contemplated hereby.

               NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived therefrom and of the respective mutual covenants and agreements hereinafter set forth and such other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                             ARTICLE I.- DEFINITIONS
                             -----------------------

               All capitalized terms used in this Agreement which are not otherwise defined in this Agreement, are used as defined in this Article I or elsewhere in this Agreement.

               1.1 AVERAGE PRICE - shall mean the price of the MWI Common Stock determined by dividing (a) the sum of the Last Reported Sales Price of the MWI
Common Stock for each of the thirty (30) trading days prior to the date of determination, by (b) thirty (30).

               1.2 BUSINESS - shall mean the provision of medical waste management services as conducted by the Companies in the twelve (12) month period preceding the execution of this Agreement and such additional sales generated thereafter through the Closing Date.

               1.3 BUYER - shall mean MED/WASTE, INC., a Delaware corporation.

               1.4 CLOSING DATE - shall mean on or before October 1, 1998, or such other date thereafter as may be agreed upon in writing by all parties hereto.

               1.5 CODE - shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

               1.6 COLLATERAL AGREEMENTS - shall mean any and all agreements, instruments, certificates or documents required or expressly provided for in this Agreement or otherwise reasonably required by either party to be executed and delivered in connection with the transaction contemplated by this Agreement.

               1.7 COMMON STOCK - shall mean the common stock, $1.00 par value of the Companies as described in the Companies' respective Articles of Incorporations.




               1.8 COMPANIES - SANFORD MOTORS, INC., a Pennsylvania corporation, EAST COAST MEDICAL WASTE, INC., a New Jersey corporation and BUCKS COUNTY RESOURCE AND RECOVERY, INC., a Pennsylvania corporation.

               1.9 CONTRACTS - shall mean any and all contracts, agreements, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals, or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

               1.10 DAMAGES - shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments, including all attorneys' fees and costs, and interest accruing on such Damages.

               1.11 DEPOSIT - shall mean the sum of $250,000 paid by Buyer and to be held in escrow by the Deposit Escrow Agent in an interest bearing account, subject to the terms of this Agreement, of which shall be applied to the Purchase Price.

               1.12 DEPOSIT ESCROW AGENT - shall mean Robert M. Stengel, P.C. Trust Account.

               1.13 DISCLOSURE SCHEDULE - shall mean the Disclosure Schedule prepared by the Companies and the Shareholders containing the disclosures, exhibits and schedules required pursuant to the terms of this Agreement.

               1.14 EBT - shall mean the Company's net income before taxes determined in accordance with GAAP, providing for normal accruals and normal reserves for uncollected accounts and verified by the accounting firm of BDO Seidman, LLP.

               1.15 EBT REPRESENTATIVE PERIOD - shall mean the period from January 1, 1998 to December 31, 1998.

               1.16 ENVIRONMENTAL CLAIM - shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent, decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law, (b) in connection with any Medical Waste, (c) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (d) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, Environmental law or other order of a Governmental Authority, or (e) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

               1.17 ENVIRONMENTAL LAW - shall mean any current or future legal requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq., Solid Waste Disposal Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Section 7401, et seq., Toxic Substance Control Act of 1976, 15 U.S.C. Section 2601, et seq., Hazardous material Transportation Act, 49 U.S.C. App. Section 1801, et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq., Oil Pollution act of 1990, 33 U.S.C. Section 2701, et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001, et seq., National Environmental Policy Act of 1969, 42 U.S.C. Section 4321, et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.


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Section 300(f), et seq., any similar, implementation or successor law, and any amendment, rule, regulation, order or directive issued thereunder.

               1.18 ERISA - shall mean the Employment Retirement Income Security Act of 1974, as amended.

               1.19 FINANCIAL STATEMENTS - shall mean the Companies's unaudited Financial Statements, consisting of balance sheets as of December 31, 1996 and 1997 and statements of income, cash flow and stockholders' equity for the two
(2) years in the period ended December 31, 1997, the notes to the financial statements thereto, and the unaudited financial statements as of June 30, 1998 and for the six (6) months ended June 30, 1997 and 1998, respectively, all as attached to the Disclosure Schedule.

               1.20 GAAP - shall mean generally accepted accounting principles for corporate financial statements prepared in the United States.

               1.21 GOVERNMENTAL AUTHORITY - shall mean any nation, country (including, but not limited to the United States of America) commonwealth, state, territory or possession thereof and any political subdivision of any of the foregoing, including, but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

               1.22 HAZARDOUS MATERIALS - shall mean any and all elements or compounds which are contained in a list of hazardous substances by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by the United States Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code rule, regulation order or degree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, medical, toxic or dangerous waste, substance or material as now or at any time in effect.

               1.23 HAZARDOUS MATERIAL ACTIVITY - shall mean any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material or Medical Waste.

               1.24 INTANGIBLE RIGHTS - shall mean any and all information, trade secrets, patents, copyrights, trademarks, trade names and other intangible properties that are necessary or customarily used by the Companies in the operation of its Business.

               1.25 LAST REPORTED SALE PRICE - shall mean the last reported sale price of MWI Common Stock as reported by such principal securities exchange on which sales of MWI Common Stock are thereafter reported or if the common stock is not then listed or admitted for trading on any stock exchange, the closing sales price of the MWI Common Stock as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NMS/NASDAQ") II or if not traded on the NMS/NASDAQ, the closing sales price of the MWI Common Stock as quoted on the Small Cap Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/SCM"); or if not then reported on the NASDAQ/SCM, the average last bid and asked price for such MWI Common Stock in the over-the-counter market as reported on the Electronic Bulletin Board of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or if the MWI Common Stock is not then reported on NASDAQ, as furnished by the National Quotation Bureau or such other firm engaged in such similar business on a given date.

               1.26 MATERIAL ADVERSE EFFECT - shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, conditions (financial or otherwise) or prospects of the Companies which is materially adverse to the Business.

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               1.27 MEDICAL WASTE - shall mean and include any waste which may cause an infectious disease or can reasonably be suspected of harboring pathogenic organisms, including predominately all materials that come in contact with human and animal body fluids.

               1.28 MWI COMMON STOCK - shall mean the common stock, $.001 par value of the Buyer as described in the Buyer's Certificate of Incorporation, as presently or thereafter amended.

               1.29 ORDINARY COURSE OF BUSINESS - shall mean the conduct and operation of the business of the Companies only in the manner in which it conducted and operated such Business during the twelve (12) months preceding the Closing Date, following its usual and ordinary accounting practices, making ordinary accruals, incurring ordinary liabilities and expenditures, and making ordinary commitments for merchandise, insurance, rentals, and other ordinary Business purposes as reflected in the Financial Statements.

               1.30 PERMITS - shall mean any and all permits, licenses, agencies, orders or contracts granted by any Governmental Authority necessary or used in the operation of the Business by the Companies as presently conducted.

               1.31 POST CLOSING ESCROW AGENT - shall mean Wallace, Bauman, Legon, Fodiman & Shannon, P.A. as provided in Section 3.4 herein.

               1.32 PURCHASE PRICE - shall mean the cash, MWI Common Stock, Warrants and other consideration payable to the Shareholders for the purchase of the Common Stock, all as more fully set forth on Article III herein.

               1.33 RELEASE - shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material, or Medical Waste.

               1.34 SHAREHOLDERS - shall mean Craig Sanford and Mary Jo Sanford.

               1.35 TAX OR TAXES - shall mean any federal, state, local or foreign, income, gross receipt, license, payroll, employment, excise, communications, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transaction, transfer, registration, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

               1.36 WARRANTS - The Warrants issuable to the Shareholders pursuant to the provisions of Section 3.1(c).

                 ARTICLE II. - SALE AND PURCHASE OF COMMON STOCK
                 -----------------------------------------------

               2.1 SALE AND PURCHASE OF COMMON STOCK - On the terms and subject to the conditions of this Agreement, on the Closing Date the Shareholders shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase, acquire, and accept delivery of, 100% of the Common Stock of the Companies. The Common Stock to be transferred in accordance with this Agreement represents 100% of the issued and outstanding Common Stock of the Companies and is owned and is to be sold by the Shareholders.

               2.2 METHOD OF TRANSFER - The sale, transfer, conveyance, assignment, and delivery by the Shareholders of the Common Stock to the Buyer in accordance with Section 2.1 hereof shall be effected through the delivery by the Shareholders of the original certificates represented by the Common Stock, duly endorsed for transfer in the name of Buyer.



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



               2.3 NO LIENS - The Shareholders shall transfer good and marketable title to the Common Stock to Buyer free and clear of all liens, charges, claims, security interests, adverse interests, and encumbrances of any kind whatsoever owed to, owed by, accrued to, or in favor of any person or party whatsoever.

               2.4 NO LIABILITIES - Notwithstanding anything herein to the contrary in this Agreement, Buyer shall not assume or be liable for any liabilities of the Companies including, but not limited to the following (collectively, the "Liabilities"):

                       (a) Any of the Shareholders' or the Companies' liabilities under this Agreement or any Collateral Agreements;

                       (b) Accounts payable existing as of the Closing Date;

                       (c) Amounts owed by the Companies to the Shareholders or any of their affiliates;

                       (d) Any indebtedness of the Companies;

                       (e) Payroll, payroll tax and other payroll deduction obligations of the Companies incurred prior to the Closing Date;

                       (f) Any liability of the Companies in connection with any employee benefit plan or program, including without limitation any liability arising under ERISA;

                       (g) Any liability of the Companies, contingent or otherwise, under any Environmental Law incurred prior to the Closing Date;

                       (h) Any breach of warranty, product liability or other claims pertaining to services performed or products sold prior to the Closing Date;

                       (i) Taxes of the Companies incurred prior to the Closing Date; and

               The Shareholders hereby acknowledges they are retaining the Liabilities and shall have sole responsibility to pay, discharge and perform all such Liabilities and obligations promptly when due. The Companies will have no liabilities, contingent or otherwise, as of the Closing. To the extent that any liabilities are not satisfied by the Closing, the Shareholders shall reimburse the Buyer within thirty (30) days following the Closing for all liabilities remaining at Closing. If such reimbursement is not made within such period, the Post Closing Escrow Agent shall be authorized to deduct such sums from the Escrow Fund, based upon the value of the Last Reported Sale price of the MWI Common Stock as of the date of such reimbursement.

               ARTICLE III.- PURCHASE PRICE AND METHOD OF PAYMENT
               --------------------------------------------------

               3.1 PURCHASE PRICE - As consideration for the Common Stock purchased by the Buyer, and subject to compliance by the Shareholders and the Companies with their warranties and undertakings contained in this Agreement, Buyer shall, in proportion to the respective ownership percentages of the Shareholders in the Companies (the "Purchase Price"):

                       (a) pay to the Shareholders aggregate cash in the amount of $4,550,000 on the Closing Date; provided that the Deposit shall be applied to the cash payment herein; and further provided that Buyer shall receive a credit against the cash portion of the Purchase Price in the amount of $550,000 against the Purchase Price for repair and maintenance of the equipment, trucks and trailers owned by the Companies.

                       (b) issue to the Shareholders on the Closing Date an aggregate of 500,000 shares of Buyer's unregistered and previously unissued MWI Common Stock, all on the terms and the conditions described below.

                       (c) issue to the Shareholders Warrants to purchase 100,000 shares of MWI Common Stock at an exercise price equal to the greater of
(a) $8.00 per share or (b) the per share Price to Public of Buyer's public offering completed within six months of the Closing Date. The Warrants shall be exercisable for a period of five (5) years following the Closing Date.

                       (d) issue to the Shareholders, in accordance with the provisions of Section 3.5 herein, that number of shares of MWI Common Stock which, based upon the Last Reported Sale Price on the date which is one hundred twenty (120) days following the Closing Date, has a fair market value equal to the accounts receivables of the Company in existence as of the Closing Date which are collected by Buyer during the one hundred twenty (120) day period following the Closing Date.

               3.2 CONTINGENT VALUATION - If, as of the third anniversary following the Closing Date, the MWI Common Stock does not then have a Last Reported Sale Price of at least $14.00 per share, Buyer will pay to the Shareholders, proportionately, the difference between the Last Reported Sale Price per share and $14.00 for the MWI Common Stock issued to the Shareholders and then owned as of such third anniversary of the Closing Date. The contingent valuation provisions herein shall only be applicable to the shares of MWI Common Stock issued as part of the Purchase Price and which are owned by the Shareholders as of the third anniversary of the Closing Date. In the event that Buyer is required to make any payment in accordance with the provisions hereof, Buyer shall have the right to make such payment in (a) cash, (b) MWI Common Stock, or (c) any combination of cash and MWI Common Stock in the sole discretion of Buyer.

               3.3 ADJUSTMENT TO PURCHASE PRICE - The Purchase Price payable in accordance with Section 4.1 herein shall be adjusted in the event that EBT during the EBT Representative Period does not exceed $700,000. No later than March 31, 1999, BDO Seidman, LLP shall calculate EBT for the EBT Representative Period. Such determination by BDO Seidman shall be conclusive and binding on all parties. The Purchase Price shall be reduced by $10.00 for every $1.00 difference between actual EBT for the EBT Representative Period and $700,000. Any adjustment to the purchase price will be made first to the MWI Common Stock portion held in the Escrow Fund, which shall be valued at $14.00 per share. If the MWI Common Stock held in the Escrow Fund is not sufficient to pay for the adjustment to the Purchase Price, the Shareholders shall forthwith deliver to the Buyer the balance of such reduction first by delivery to the Buyer of shares of MWI Common Stock not held in the Escrow Fund (valued at $14.00 per share) and then the remainder, if any, in cash.

               3.4 ESCROW ARRANGEMENT - On the Closing Date, the Shareholders shall deposit into escrow fifteen (15%) percent of the aggregate Purchase Price paid to the Shareholders consisting solely of shares of MWI Common Stock (the "Escrow Fund"). The Escrow Fund shall be held by the Post Closing Escrow Agent, subject to, and in accordance with, the Escrow Agreement attached to the Disclosure Schedule (the "Escrow Agreement"). The Escrow Fund shall be held for a period of one year following the Closing Date (the "Escrow Period"); provided however, if any claims are pending at the end of the initial one year period, the Post Closing Escrow Agent shall calculate the aggregate amount of all pending claims and retain that portion of the Escrow Fund to cover all claims and the Escrow Period shall be extended as to such retained portion of the Escrow Fund until all such pending claims are resolved. The MWI Common Stock in the Escrow Fund shall be issued and registered in the name of the Shareholders, but delivered to the Post Closing Escrow Agent, subject to the Escrow Agreement.

               3.5 ACCOUNTS RECEIVABLES - At, or as soon as practicable following the Closing, BDO Seidman, LLP shall determine the outstanding receivables of the Companies as of the Closing Date (the "Closing Receivables"). Such determination by BDO Seidman, LLP shall be conclusive and binding on the parties to this Agreement. All such Closing Receivables shall be collected by Buyer following the Closing for the benefit of the Buyer. Within thirty (30) days following the end of one hundred twenty (120) days following the Closing, the Buyer shall prepare and deliver to the Shareholders a statement of the collections of the Closing Receivables (the A/R Statement") reflecting all collections of Closing Receivables ("Collected Receivables") during the one hundred twenty (120) day period following the Closing Date and the outstanding amounts that remain at the end of such one hundred twenty (120) day period. The Shareholders shall have fifteen (15) days following receipt of the A/R Statement within which to object to the A/R Statement. If the Shareholders do not object to the A/R Statement within such period, the A/R Statement shall be deemed conclusive and binding on all parties; provided however, if thereafter it is determined that Closing Receivables are shown as uncollected on the A/R Statement and are thereafter determined to have been collected, the amounts of such collected Closing Receivables which are not shown on the A/R Statement shall be paid to the Shareholders by the Buyer in cash. If the Shareholders do not object to the A/R Statement, the Buyer shall within ten (10) days thereafter pay to the Shareholders the amount equal to collected Closing receivables on the A/R Statement. Such payment shall be made in MWI Common Stock. The number of shares of MWI Common Stock to be issued to the Shareholders shall be calculated by dividing (a) the Collected Receivables by (b) the Last Reported Sale Price of the MWI Common Stock on the last business day immediately preceding the end of the one hundred twenty (120) day period above. If the Shareholders object to the A/R Statement, BDO Seidman, LLP shall review the books and records of the Company and issue a determination of the Collected Receivables either (i) agreeing with the A/R Statement; or (ii) as to one or more adjustments necessary to make such A/R Statement accurate. The determination of BDO Seidman, LLP shall be conclusive and binding on the parties to this Agreement. If BDO Seidman, LLP agrees with the A/R Statement or if any adjustment is made which lowers the Collected Receivables, the Shareholders shall pay the fees and costs of BDO Seidman, LLP. If BDO Seidman, LLP determines any adjustments to the A/R Statement are required which increases the Collected Receivables than as shown on the A/R Statement, the Buyer shall pay the fees and costs of BDO Seidman, LLP. Within fifteen (15) days following BDO Seidman, LLP's determination, Buyer shall issue to the Shareholders the number of shares MWI Common Stock in accordance with the calculation above based on the final determination of Collected Receivables. The Buyer shall thereafter assign to the Shareholders any Closing Receivables which remain outstanding following such one hundred twenty
(120) period ("Remaining Receivables"). If Buyer thereafter receives payment on any Remaining Receivables, Buyer shall within fifteen (15) days following the month in which collected, pay to the Shareholders the amount of such Remaining Receivables in cash.

               3.6 RIGHT OF SET-OFF. The MWI Common Stock held in the Escrow Fund by the Post Closing Escrow Agent will be subject to a right of set-off for any adjustments required to be made to the Purchase Price or in the event the Shareholders are required to provide indemnification pursuant to Section 9.3 of this Agreement. The terms and conditions and the right of set off shall be more particularly described in the Escrow Agreement.

               3.7 INVESTMENT RESTRICTIONS - All MWI Common Stock and Warrants to be acquired by the Shareholders shall be "Restricted Securities" as that term is defined pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). The Shareholders hereby represent that the MWI Common Stock and Warrants are being acquired for investment purposes only and not with a view to the distribution thereof except as may be permitted by the 1933 Act. Certificates representing MWI Common Stock and Warrants when issued shall contain a restrictive legend to the effect that the MWI Common Stock have not been registered pursuant to the 1933 Act or any state having jurisdiction thereof and may not be sold, transferred or otherwise disposed of except in compliance with the 1933 Act or unless Buyer receives an opinion of counsel reasonably satisfactory to it that an exemption from registration is available. A stop transfer order shall be placed on the MWI Common Stock and Warrants with Buyer's transfer agent. The Shareholders agree that for a one year period following the Closing Date, they will not transfer, sell, hypothecate or pledge the MWI Common Stock received as part of the Purchase Price without the prior written consent of Buyer.

                              ARTICLE IV. - CLOSING
                              ---------------------

               4.1 CLOSING - Subject to the terms and conditions of this Agreement, the Closing shall take place at 9:30 a.m. on the Closing Date, or such other date as is mutually agreed between the parties. The Closing shall take place at the offices of Robert M. Stengel, P.C., 182 North Broad Street, Doylestown, Pennsylvania 18901.

               4.2 DEPOSIT - Upon the execution of this Agreement, Buyer shall transfer the Deposit to the Deposit Escrow Agent as a deposit on the cash portion of the consideration payable in connection with the transaction contemplated by this Agreement. The Deposit Escrow Agent shall place the Deposit in an interest bearing money market account or similar investment, with interest accruing in such account or investment for the benefit of Buyer as part of the Deposit. The Deposit shall be disbursed in accordance with the terms of this Agreement.

               4.3 SHAREHOLDERS AND COMPANIES PERFORMANCE AT CLOSING - At or prior to the Closing, the Shareholders and the Companies shall deliver to Buyer:

                       (a) duly executed and issued certificates representing the Common Stock owned by the Shareholders, duly endorsed to Buyer;

                       (b) a certificate duly executed by the Shareholders and the president of the Companies to the effect that:

                                (i) all of the representations and warranties
made by the Shareholders and the Companies in this Agreement are true and correct in all material respects as of the Closing Date;

                                (ii) none of the covenants made by the
Shareholders or the Companies in this Agreement have been breached in any material respect as of the Closing Date;

                                (iii) all conditions precedent set forth in
Section 8.1 have been satisfied as of the Closing Date;

                                (iv) nothing has occurred which has caused a
Material Adverse Effect on the condition of the Companies since the date of the Financial Statements, whether financial or otherwise, through the Closing Date;

                                (v) all liabilities of the Companies have been
satisfied in full or o the extent not satisfied by the Closing, shall be satisfied within thirty (30) days following the closing.

                       (c) all approvals and consents of all appropriate Governmental Authorities, if any, including all consents to the transfer of ownership of the Companies as it impacts the Companies's Permits;

                       (d) written evidence that this Agreement and the transactions contemplated hereunder have been approved by the Companies' Board of Directors and its Shareholders in accordance with appropriate law;

                       (e) a certificate of incumbency duly executed by the Companies' secretary;

                       (f) investment letters in a form acceptable to counsel for MWI and Buyer signed by the Shareholders pertaining to the MWI Common Stock;

                       (g) the Escrow Agreement executed by the Shareholders;

                       (h) employment agreements executed by Craig Sanford and Mary Jo Sanford as described in Section 9.6 herein;

                       (i) satisfactory evidence that Buyer's designees shall be the only authorized signatories with respect to each of the Companies's bank accounts and credit facilities, including such as are listed on the Disclosure Schedule;

                       (j) such other certificates, documents, and instruments as may be reasonably requested by Buyer in connection with the transactions contemplated by this Agreement.

                       (k) an opinion of counsel in form and substance satisfactory to Buyer and its counsel that:

                                (i) the Companies have been duly organized and
are validly existing and in good standing under the laws of the State of Pennsylvania and are duly qualified to do business and are in good standing in each jurisdiction in which the character and location of the properties owned by them or the nature of the Business transacted by them makes such qualification necessary;

                                (ii) the Companies and the Shareholders have the
full power to conduct their business as presently conducted and to execute and deliver this Agreement and to perform its obligations hereunder;

                                (iii) the execution and delivery of the
Agreement, performance by the Companies and the Shareholders of their obligations under the Agreement and the exercise by the Companies or the Shareholders of the rights created by the Agreement do not (a) violate the Companies' respective Articles of Incorporation or By-laws; (b) to the best of counsel's knowledge, constitute a breach of or a default under any indenture, mortgage, lease or other agreement or instrument to which any of the Companies or any Shareholder is a party or by which they or their assets are bound; (c) to the best of counsel's knowledge, result in the creation of a mortgage, lien, charges, resolutions, pledge, security interest, options, lease, claim, right of any third party, easement, encroachment or other encumbrance upon the capital stock or assets of the Companies; (d) to the best of counsel's knowledge, violate any law, statute, regulation, ordinance, rule, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by the Governmental Authority;

                                (iv) the Companies and the Shareholders have
authorized the execution, delivery and performance of the Agreement by all necessary corporate and shareholder action and to the best of counsel's knowledge, the Agreement is a valid and binding obligation of the Companies and Shareholders enforceable against the Companies and the Shareholders in accordance with applicable law;

                                (v) no notice, report or other filing or
registration with, and no consent, approval or authorization of, any Federal, state or local Governmental Authority is required to be submitted, made or obtained by the Companies in connection with the execution, delivery and performance of the Agreement;

                                (vi) to the best of counsel's knowledge, neither
the Companies nor the Shareholders are parties to any contract or subject to any other legal resolution which would prevent or restrict complete and full performance of any of the terms and conditions of this Agreement or compliance with any of their obligations hereunder;

                                (vii) except as set forth in the Disclosure
Schedule, to the best of counsel's knowledge, there are no pending or threatened actions, claims, investigations or other proceedings against the Companies or the Shareholders;

                                (viii) Except as set forth in the Disclosure
Schedule, the Companies have good and marketable title to all of their assets free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

                                (ix) the Shareholders have good and marketable
title to the Common Stock, free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

                                (x) the instruments of conveyance and assignment
delivered by the Shareholders to Buyer in accordance with their terms have vested in Buyer all right, title, and interest to 100% of the Common Stock of the Companies, free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

                                (xi) to the best of counsel's knowledge, all
Leases and Contracts are valid and subsisting and no default exists thereunder;

                                (xii) to the best of counsel's knowledge, the
Companies are in compliance with all federal, state and local laws and regulations relating to it and its Business.

               4.4 BUYER'S PERFORMANCE AT CLOSING - At or prior to Closing, Buyer shall deliver or cause to be delivered to the Shareholders, the following:

                       (a) the cash to close as required in Section 3.1(a) herein;

                       (b) the MWI Common Stock as required in Section 3.1(b);

                       (c) the Warrants as required in Section 3.1(c);

                       (d) a certificate executed by the duly authorized officer of Buyer to the effect that all of the representations and warranties made by Buyer in this Agreement are true and correct as of the Closing Date;

                       (e) written evidence that Buyer's board of directors approved consummation of the transaction; and

                       (f) an opinion of counsel in form and substance reasonably satisfactory to the Companies and the Shareholders that the representations and warranties of Buyer contained in Article VI are correct as of the Closing Date.

               4.5     TERMINATION IN ABSENCE OF CLOSING -

                       (a) If by the close of business on the Closing Date, the Closing has not occurred (except as may otherwise be extended), then any party may thereafter terminate this Agreement by written notice to the other parties hereto, without liability of or to any other party to this Agreement, unless the reason for closing having not occurred is (i) such party's breach of any of its obligations, representations, warranties or covenants or other provisions of this Agreement; or (ii) the failure of such party to perform its obligations hereunder; provided however, the defaulting party shall have twenty (20) days following written notice of any default within which to cure such default. In such event, the defaulting party shall be liable to all other parties for all Damages incurred by the non-defaulting parties, including but not limited to all expenses, costs and attorney fees incurred in due diligence, negotiation of this Agreement, the drafting of this Agreement and all Collateral Agreements and otherwise representing such non-defaulting parties.

                       (b) This Agreement and the transaction contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Buyer, if:

                                (i) any representation or warranty made herein
for the benefit of Buyer or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue; or

                                (ii) the Companies or Shareholders shall have
defaulted in any respect in the performance of any obligation under this Agreement; or In the event that Buyer terminates this Agreement in accordance with the provisions contained in this Section 4.4(b). The Buyer shall be entitled to a refund of the Deposit. In addition, then the Shareholders shall be liable to Buyer for all Damages incurred by Buyer including, but not limited to, all expenses, costs and attorney's and accounting fees incurred in the due diligence, negotiation and drafting of this Agreement in contemplation of the transaction contained herein.

                       (c) This Agreement and the transaction contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Companies, if:

                                (i) any representation or warranty made herein
for the benefit of the Companies or the Shareholders or any certificate, schedule or document furnished to the Companies or the Shareholders pursuant to this Agreement is untrue; or

                                (ii) the Buyer shall have defaulted in any
respect in the performance of any obligation under this Agreement; or

                                (iii) the Buyer's financial or business
condition has suffered a Material Adverse Effect in the reasonable judgement of the Companies.

In the event that the Companies terminates this Agreement in accordance with the provisions contained in this Section 4.4(c), then the Buyer shall be entitled to the Deposit, plus their reasonable attorney's fees and expenses incurred in connection with this Agreement.

                   ARTICLE V. - REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANIES AND SHAREHOLDERS

               The Shareholders and the Companies represent and warrant to Buyer that, except as set forth in the Disclosure Schedule (which Disclosure Schedule is dated the date hereof and delivered by the Shareholders and the Companies to Buyer and deemed a part hereof by this reference), that the representations and warranties contained in Article V are true and correct as of the date hereof and as of the Closing Date:

               5.1 ORGANIZATION - SMI and Bucks are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. East Coast is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Companies have the corporate power to own, manage, lease and hold its assets and engage in its businesses where such assets are located, are duly qualified to do business and are in good standing in each jurisdiction in which the character and location of the properties owned by them or the nature of the business transacted by them makes such qualification necessary.

               5.2 CAPITALIZATION - The Companies have two (2) Shareholders, owing the shares of Common Stock set forth as follows:

                           SMI                BUCKS           EAST COAST
                          COMMON              COMMON            COMMON
NAME                      STOCK               STOCK              STOCK
--------------------    -------------       -----------      ------------
Craig Sanford              1,000                  --              1,000
Mary Jo Sanford               --               1,000                 --
                        -------------       -----------      ------------

The Shareholders set forth above own 100% of the Common Stock of the Companies. There are no other classes of capital stock authorized by the Companies. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. The Companies have not authorized and there is not outstanding at the date hereof, any preferred stock, options, warrants or other rights to purchase any capital stock of the Companies. There are no shareholder, voting trust or any other agreements restricting the transfer of the Common Stock. All of the shares of Common Stock are owned free and clear of any liens, encumbrances, claims, security agreements, pledges or other restrictions. The shares of Common Stock were not issued in violation of any preemptive rights or any federal or state laws.

               5.3 CORPORATE DOCUMENTS - The respective Articles of Incorporation and Bylaws of the Companies attached to the Disclosure Schedule are true and correct as of the Closing Date. The stock and minute books of the Companies that have been made available to Buyer for review contain a complete and accurate record of all shareholders of the Companies and all actions of the shareholders and directors (and any committees thereof) of the Companies.

               5.4 SUBSIDIARIES - The Companies do not have any subsidiaries and neither the Companies or any Shareholders have any interest, direct or indirect, or have any commitment to purchase any interest in, any other corporation, partnership, joint venture or other business enterprise or entity which in any way consists of any part of the Business. The Business is conducted only through the Companies.

               5.5 AUTHORITY - The Companies and the Shareholders have full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement and any Collateral Agreement executed in connection with the Closing constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligations of such parties enforceable in accordance with their terms. No consent of any Federal, state, municipal or other Governmental Authority is required for the execution, delivery or performance of this Agreement. Neither the execution and delivery of this Agreement and/or any Collateral Agreement or other document or instrument contemplated by this Agreement, nor the performance by the Companies or the Shareholders of the terms and provisions hereof or thereof will (a) violate the respective Articles of Incorporation or By-laws of the Companies; (b) result in a breach or violation of any known provision of, or constitute a default under, any indenture, mortgage, lease or other agreement or instrument to which the Companies or the Shareholders are a party or by which any of the Companies' assets are bound; (c) violate any law, statute, regulation, ordinance, rule, order, decree, judgment, court decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority; or (d) result in the creation of any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance on the Common Stock or any of the assets of the Companies.

               5.6 FINANCIAL STATEMENTS - The Financial Statements are correct and complete and present fairly the financial condition of the Companies as of the date of such balance sheets and for the periods in the statements of operations, cash flows and shareholders' equity. Such Financial Statements have been prepared on a basis consistent with all prior periods in accordance with GAAP. The Financial Statements are in accordance with the books and records of the Companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances in which they are made, not misleading. The Financial Statements make full and adequate disclosure of, or provision for, all obligations and liabilities of the Business. Since the date of the Financial Statements, there has been no material adverse change in the assets, liabilities, business, operations or condition, financial or otherwise, of the Companies from that shown on the Financial Statements.

               5.7 TITLE TO ASSETS - The Disclosure Schedule contains a list of all tangible and intangible assets owned by the Companies. Except as provided in the Disclosure Schedule, the Companies have good, marketable and insurable title to their assets, free and clear of any and all liens, mortgages, pledges, conditional sales assignments, security interests, judgments, options, adverse claims, encumbrances or other restrictions or limitations whatsoever. Except as set forth in the Disclosure Schedule, the assets listed on the Disclosure Schedule represent all of the assets necessary to operate the Business in the same manner as operated prior to the date hereof and for the balance of their estimated useful lives will be suitable and sufficient for the conduct of the Business in the same manner as presently conducted.

               5.8 LIABILITIES - As of the date hereof, the Companies had no liabilities, fixed or contingent, which are not fully shown or provided for in the Financial Statements or as listed in the Disclosure Schedule. The Companies shall have no liabilities as of the Closing Date. All liabilities of the Companies were incurred in the Ordinary Course of Business.

               5.9 OBLIGATIONS TO AFFILIATES - The Companies are not a party to any agreement with, and do not owe any amount or have commitment to any of its Shareholders, directors, officers, employees, consultants or affiliates, and none of such persons owe any amounts to the Companies.

               5.10 REAL PROPERTY - The Companies will, as of the Closing Date, own the real property described in the Disclosure Schedule (the "Real Property"). Such Real Property is presently owned by the Shareholders and will be transferred to SMI on or before the Closing Date. Buyer agrees to reimburse the Shareholders for the cost of any transfer taxes incurred in such transfer, upon the Closing of this transaction. The Companies will as of the Closing Date have good record and marketable title in fee simple to the Real Property, free and clear of all encumbrances other than (a) easements and restrictions of record, (b) real and personal property taxes and assessments becoming due and payable after the Closing, (c) building and zoning laws, ordinances and regulations, and (e) as otherwise set forth in the Disclosure Schedules or in the Financial Statements. All of the buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and substantially in good state of repair, ordinary wear and tear excepted. None of the Real Property owned by the Shareholders which is to be transferred to the Companies is subject to any lease and the Companies are in exclusive possession of all such Real Property. No asbestos, asbestos-containing material, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes are located on any portion of the Real Property, Real Property comply in all material respects with applicable building and zoning laws, ordinances, codes and regulations, and all applicable restrictions or covenants thereby. There are no claims by any governmental body pending or threatened against the Shareholders, the Companies or the Real Property pending or threatened against any third parties, alleging a violation of any law or any building, zoning, or other ordinance, code, or regulation affecting the Real Property. There is not pending or, threatened, any proceeding or government action to condemn or take by the power of eminent domain or to classify as a landmark or to impose a special assessment on any Real Property.

               5.11 PROPERTY - The Disclosure Schedule identifies each lease (the "Leases") devising to the Companies all leasehold interests in all property (real and personal), entered into by the Companies (the "Leased Property"). Each Lease so listed is valid, subsisting and fully enforceable in accordance with its terms, and there exists no default thereunder. The Companies have not received any notice of, and have no knowledge of, any defaults by the Companies under any Lease. The Companies' interest in the Leased Property is free and clear of any and all liens, mortgages or restrictions. No person other than the Companies is in actual possession of any of such Leased Property. The Leased Property is not subject to any pending or threatened special assessments, threatened condemnation or eminent domain proceedings. All of the buildings, structures, improvements and appurtenances situated on the Leased Property are in substantially good operating condition and in substantially a good state of repair, ordinary wear and tear excepted. No asbestos, asbestos-containing material, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes are located on any portion of the Leased Property. The Leased Property comply in all material respects with all applicable building and zoning laws, ordinances, codes and regulations and all applicable restrictions or covenants thereby. There are no claims by any Governmental Authority pending or threatened against the Companies or the Leased Property or pending or threatened against third parties, alleging a violation of any law or any building, zoning or other ordinance, code or regulation affecting the Leased Property.

               5.12    EMPLOYEE BENEFIT PLANS -

                       (a) The Disclosure Schedule contains a description of all employee benefit plans sponsored, maintained or contributed to by the Companies for the benefit of the Companies' employees or has been sponsored, maintained or contributed to anytime during the Companies' existence:

                                (i) each employee benefit plan as such term is
defined in Section 3(3) of ERISA, including but not limited to employee benefit plans which are not subject to the provisions of ERISA (collectively referred to as "Plans");

                                (ii) each personnel policy, stock option plan,
collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay policy or agreement, deferred compensation agreement or arrangement and each other employee benefit plan, agreement, arrangement, program, practice or understanding Benefit Programs are true, correct and complete copies of each of the Plans, related trusts and Benefit Programs including all amendments thereto, have been furnished to Parent.

                       (b) There has been furnished to Parent, with respect to all Plans or Benefit Programs required to comply with ERISA, all reports and summary plan descriptions. Except as otherwise set forth in the Disclosure
Schedule:

                                (i) the Companies do not contribute to or have
any obligation to contribute to, and has not at any time contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of
Section 3(37) of ERISA ("Multi-Employer Plan") or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code;

                                (ii) the Companies have performed all
obligations whether arising by operation of law or by contract required to be performed by it in connection with the Plans and Benefit Programs and there have been no defaults or violations by any other party to the Plans or Benefit Programs.

                                (iii) all reports and disclosures relating to
the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner and each Plan and each Benefit Program has been administered in compliance with its governing documents;

                                (iv) each of the Plans intended to be qualified
under Section 401 of the Code satisfies the requirements of the Code and has received a favorable determination letter from the Internal Revenue Service regarding such status and has not, since receipt of the most recent favorable determination letters, been amended or operated in a way which could adversely affect such qualified status;

                                (v) there are no actions, suits, or claims
pending (other than routine claims for benefits) or threatened against or with respect to, any of the Plans, Benefit Programs or their respective assets;

                                (vi) all contributions required to be made to
the Plans and Benefit Programs pursuant to their respective terms and provisions and applicable law have been timely made;

                                (vii) as to any Plan subject to ERISA, no event
or condition which presents a risk of Plan termination or accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code has occurred. No reportable event within the meaning of Section 4043 of ERISA has occurred, no notice of intent to terminate the Plans has been given, no proceeding to terminate the Plan has been instituted, there has been no termination of the Plan and no liability to the Pension Benefit Guaranty Corporation has been incurred;

                                (viii) none of the Plans or their trustees has
engaged in any prohibited transactions or party in intent transactions as such terms are defined in Section 4975 of the Code and Section 406 of ERISA;

                                (ix) there is no matter pending with respect to
any Plan or Benefit Program before the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation;

                                (x) except as otherwise disclosed on any
schedule attached to this Agreement, neither the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby will:

                                    (1) entitle any current or former employee
of the Companies to severance pay, unemployment compensation or any similar payment;

                                    (2) accelerate the time of payment or
vesting or cause any increase in the amount of any compensation due to any such employee or former employee; or

                                    (3) directly or indirectly result in any
payment made to or on behalf of any person to constitute a parachute payment within the meaning of Section 280G of the Code.

               5.13    EMPLOYEE MATTERS -

                       (a) Except as set forth on the Disclosure Schedule, the Companies are not a party to any collective bargaining agreement pertaining to its employees. The Companies are presently, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation the following: The Fair Labor Standards Act ("FLSA"), the Comprehensive Omnibus Budget Reconciliation Act ("COBRA"), the Immigration and Control Act ("IRCA"), the Workers Adjustment and Retraining Notification Act ("WARN"), the Americans with Disabilities Act ("ADA") and such laws respecting employment discrimination, equal opportunity, affirmative action, workers compensation, occupational safety and health requirements and unemployment insurance and related matters.

                       (b) The Companies do not have any (i) pending controversies between them and their employees, (ii) unresolved labor liens, grievances or organization efforts; or (iii) unfair labor practices or labor arbitration proceedings, pending or threatened.

                       (c) The Companies are not a party to any agreement and have not established any policy or practice requiring the Companies to make a payment or provide any other form of compensation or benefit to any person performing services for the Companies upon termination of such services.

                       (d) The Disclosure Schedule sets forth by number and employment classification the number of employees of the Companies as of the date hereof. The Companies have not at any time had, or been threatened with, any work stoppages or other labor disputes or controversies with respect to its employees.

               5.14 EMPLOYMENT PRACTICES - The Companies have paid in full to its employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, other than amounts which have not yet become payable in accordance with the Companies' customary practices.

               5.15 INSURANCE - The Disclosure Schedule contains a list of all policies of insurance owned by the Companies, and the amounts of such coverage of each policy, all premiums on such policies or renewals thereof having been paid. The Companies have previously delivered copies of all such insurance policies and proof of payment of such premiums to the Buyer.

               5.16 CONTRACTS AND COMMITMENTS - Except as set forth on the Disclosure Schedule, the Companies are not, individually or collectively, a party to, or bound or affected by any contract, lease, agreement, covenant, license, instrument or commitment (whether written or oral) of any type, including the following:

                       (a) contracts for the employment or compensation of any officer or individual employee, not terminable without further liability at any time:

                       (b) contracts with any labor union;

                       (c) continuing contracts for the future purchase of materials, supplies or equipment, at a cost of $1,000 or more, or to be delivered more than thirty (30) days after the date hereof;

                       (d) continuing contracts for the future provision of their services;

                       (e) distribution or agency contracts, franchise contracts, or advertising commit ments, which cannot be terminated without further liability to the Companies upon no more than thirty (30) days' notice;

                       (f) pension, profit sharing, deferred compensation, retirement or stock option or stock purchase plans in effect with respect to officers, employees or others;

                       (g) leases under which they are lessor or lessee;

                       (h) underwriting agreements or agreements with a broker or finder;

                       (i) consulting agreements;

                       (j) contracts for the acquisition of a business, or substantially all of the property, assets, or stock of a business under which there are any continuing or unperformed obligations on the part of any of the parties thereto; or

                       (k) Any other contract, agreement, or commitment involving $1,000 or more or which is not terminable without further liability to the Companies upon no more than thirty (30) days' notice.

There have been delivered to Buyer true and correct copies of each of the Contracts listed in the Disclosure Schedule. All Contracts, are valid, binding and in full force and effect and are enforceable in accordance with their terms against all other parties to such Contracts. The Companies have performed all obligations required to be performed by them to date and are not in default in any material respect under any Contract to which they are a party. None of the Contracts were arrived at, or otherwise reflect, less than arms length negotiations or bargaining.

               5.17 INSPECTION OF RECORDS - The Companies and Shareholders have made, or will make, available for inspection by Buyer full and complete information concerning the Companies' customers, suppliers, vendors and all aspects of the Companies's Business, including complete copies of any customer, vendor, or supplier contracts.

               5.18 INVENTORIES - The inventory of the Companies now, and shall be as of the Closing Date, in all material respects consists of items of a quality, condition and quantity consistent with normal inventory levels of the Companies and be useable and saleable in the Ordinary and Course of Business for the purposes for which intended. Such inventory is carried on the Companies's books of account in accordance with GAAP, consistently applied.

               5.19 EQUIPMENT AND OTHER TANGIBLE PROPERTY - The Companies' equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property included in the Financial Statements or as listed in the Disclosure Schedule is and shall be as of the Closing Date, in all material respects suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for reasonable and ordinary wear and tear.

               5.20 PERMITS - The Companies have all material Permits necessary to construct, own, operate, use and/or maintain their assets and the Business in all locations where the Companies conduct such business. Such Permits are valid and subsisting and all fees required to be paid thereon have been paid. No proceeding is pending or threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any Permit which could adversely affect the ability of the Companies to own, operate, use or conduct the Business currently operated. Following the Closing, the Companies shall continue to have the right to utilize the Permits in the same manner and under the same conditions as prior to the Closing Date.

               5.21 INTANGIBLE RIGHTS - Listed on the Disclosure Schedule are all of the Intangible Rights owned or used by the Companies in the Business. The Companies are the legal and equitable owner or have the right to use all of the Intangible Rights listed on the Disclosure Schedule. The conduct of the

Business does not infringe or conflict with, and has not in the past infringed or conflicted with, and the Companies are not in receipt of any notice or complaint of conflict with or infringement of, the asserted rights of others in any Intangible Rights of others.

               5.22 UNREGISTERED SECURITIES - The Shareholders (a) understand that the MWI Common Stock and Warrants which they will receive has not been, and will not be registered under the 1933 Act, or under any state securities laws and is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering; (b) they do not, and will not, have any right to require Buyer to register the MWI Common Stock or Warrants, either pursuant to or under the Act or any state securities laws; (c) are acquiring the MWI Common Stock solely for their own account for investment purposes and not with a view to the distribution thereof; (d) have received certain information concerning Buyer, including without limitation, Buyer's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and
(ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998; (e) have had the opportunity to obtain additional information as desired to evaluate the risks and merits inherent in owning and holding the MWI Common Stock; (f) have sufficient knowledge and experience in financial business matters that they are capable of evaluating the merits and risks of an investment in Buyer; and
(g) have the financial capacity to withstand loss of their entire investment in the MWI Common Stock.

               5.23 LITIGATION - Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings or investigations, either administrative or judicial (whether or not on behalf of the Companies) pending or, threatened against or affecting the Companies, its properties or which involve the possibility of any judgment or liability not fully covered by insurance. The Companies are not in default with respect to any order, writ, injunction or decree of any court or Governmental Authority. The Companies are in compliance in all material respects with all laws, rules, regulations and orders materially applicable to their Business.

               5.24 COMPLIANCE WITH LAWS - The Companies are, and have been at all times, in compliance in all respects with any and all laws, regulations, ordinances, rules, orders or decrees applicable to the Companies. The Companies have not received or entered into any citation, complaints, consent order, compliance agreements or other similar enforcement order or received written notice from any Governmental Authority that would indicate that the Companies are not currently in compliance with all such laws, regulations, ordinances, rules, orders or decrees.

               5.25 ABSENCE OF MATERIAL CHANGES - From the date of the Financial Statements to the date hereof, the Companies have not:

                       (a) issued any capital stock or other corporate securities or granted any option to any person for the acquisition of any capital stock or other corporate securities;

                       (b) incurred any obligations or liabilities (absolute or contingent), except current liabilities incurred, and obligations under Contracts entered into in the Ordinary Course of Business;

                       (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than obligations or liabilities referred to in (b) above;

                       (d) declared or made any payment or distribution to Shareholders, or purchased or redeemed any shares of their capital stock;

                       (e) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of their assets, tangible or intangible, other than liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

                       (f) sold or transferred any of their tangible assets or canceled any debts or claims, except in each case in the Ordinary Course of Business;

                       (g) sold, assigned, or transferred any Permits or Intangible Rights;

                       (h) suffered any material operating or extraordinary loss or waived any right of substantial value;

                       (i) made any loan to, borrowed money from, or entered into any contract or understanding with, any employee, officer, director or shareholder of the Companies;

                       (j) made any payment or contracted for payment of any bonus, gratuity, or other compensation to employees, other than wages and salaries in effect as of the date of the Financial Statements, except wage and salary adjustments made in the Ordinary Course of Business for employees who are not officers or directors of the Companies;

                       (k) had any union or labor difficulties or work stoppage;

                       (l) entered into any transaction other than in the Ordinary Course of Business (as herein defined in Article VII hereof);

                       (m) entered into any leases of real or personal property; or

                       (n) received any notice of termination of any contract, lease or other agreement;

                       (o) entered into any Contracts for which the Companies expects to incur a loss from the provision of services.

               5.26 BANKING INFORMATION - The Disclosure Schedule contains a list of all bank accounts and credit facilities and authorized signatories on bank accounts and credit facilities of the Companies. No other persons other than as listed on the Disclosure Schedule are authorized to withdraw any funds on the bank account or to draw down on such credit facilities.

               5.27 TAX RETURNS - The Companies have duly filed, or duly received extensions for the filing, of all Tax returns (including but not limited to income, payroll, sales and use taxes), required to have been filed by it and have paid the Tax shown to be due on any such returns filed and no waivers or extension of the statutory period of limitation within which assessments may be made have been granted with respect to any such tax return. Federal income Tax returns of the Companies have never been examined by the Internal Revenue Service. The Companies are not a party to any action or proceeding by any governmental authority for assessment or collection of Taxes nor have any claims for assessment and collection been asserted against the Companies. The reserves made for Taxes, governmental charges and duties on the Companies' balance sheet are sufficient in all material respects for the payment of all unpaid Taxes, governmental charges and duties payable by the Companies, attributable to all periods on or before the date of the Companies's balance sheet and there is no basis or claim for any penalties or interest through the Closing Date. The Companies shall (a) make adequate provision on its books for all Taxes accruable and (b) timely remit all withholding, 1099's, 1120's, employment, sales, ad valorem, personal property and estimated Taxes due and payable to date and which becomes due prior to, or on, the Closing Date. The Companies have made available copies of all the Companies' federal, state and local Tax returns.

               5.28 ACCOUNTS RECEIVABLE - The accounts receivable and other receivables shown on the Financial Statements or thereafter acquired prior to the Closing Date hereof, have been collected or are collectible, to the best of the knowledge of the Companies and the Shareholders, in amounts not less in the aggregate than the net book amount thereof. All such accounts receivable arose from bona fide transactions in the Ordinary Course of Business and the goods and services involved have been sold, delivered and performed for the Companies's customers as covered by the account obligor. No further goods are required to be provided and no services are required to be rendered in order to complete the sales and to entitle the Companies to collect the account receivables. None of the accounts receivable are subject to set-off or counterclaim. Since the date of the Financial Statements, there has been no significant reduction in the accounts receivable and other receivables of the Companies.

               5.29 BROKERS' COMMISSIONS - Neither the Companies or the Shareholders have entered into any agreement or understanding with any person, firm or entity or have become indirectly a party to any agreement for the payment or any commission, finders or brokerage fee in connection with this Agreement and the transaction contemplated hereby. The Companies and Shareholders hereby agree to indemnify and hold harmless the Buyer from any claims for a commission, finder's or broker's fee.

               5.30 BOOKS AND RECORDS - The books of account and other records of the Companies are materially complete and correct and in the aggregate present and reflect all of the transactions entered into by them or to which they are a party. The Companies have no knowledge of any condition whether pending or threatened which would have a Material Adverse Effect upon the Business of the Companies or prevent such Business from being carried on in substantially the same manner in which it is presently carried on.

               5.31 ACCURACY OF INFORMATION - All information provided to Buyer by the Companies and Shareholders as an inducement to Buyer to enter into this Agreement or in compliance with the provisions of this Agreement, including the information contained in the Disclosure Schedule, are accurate and complete, to the best of the knowledge of the Companies and the Shareholders, and do not contain any untrue statement of a material fact or omit any material fact necessary to make the information provided not misleading. All information relating to the Companies or their Business which is known to, or would on reasonable inquiry be known to the Shareholders and which may be material to an intended purchaser for value, has been disclosed to Buyer.

               5.32 ENVIRONMENTAL MATTERS - The Companies and the Real and Leased Property have been, and presently are, in compliance with all applicable Environmental Laws. The Companies and Shareholders have not, and have no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Real and Leased Property; the Real and Leased Property are not adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property, except where any such Release has been remediated in compliance with the Environmental Laws in all material respects. The Real and Leased Properties do not contain any: (a) underground storage tank, (b) landfill or dump, (c) a hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (d) site on, or nominated for, the national priority list promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law. The Companies, has, with respect to the Business, no liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA, or any comparable federal or state law. The Companies are not subject to, have no notice or knowledge of, and are not required to give any notice of, any Environmental Claim involving the Business or the Real or Leased Property; there are no conditions or occurrences at the Real or Leased Property which could form the basis for an Environmental Claim against the Companies or any such Real or Leased Property. The Real and Leased Property are not subject to any, and the Companies and Shareholders have no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Real or Leased Property in connection with any (a) Environmental Law, or (b) Release, threatened Release or disposal of a Hazardous Material. There are no conditions or circumstances at the Real or Leased Property which pose a substantial risk to the environmental or the health or safety of persons. The Companies have provided or otherwise made available to Buyer all material environmental records prepared during the three years prior to the Closing and required by the Environmental Laws concerning the Real and Leased Property which the Companies possesses or could reasonably have attained. The Companies are in compliance with all orders, directives, notices, approvals, certificates, licenses and permits which have been issued to it and holds all approvals, certificates, licenses and permits or other consents which they are required to hold pursuant to any Environmental Law; correct and complete copies of all currently in effect orders, directives, notices, approvals, certificates, licenses, permits and consents have been delivered to Buyer. To the best of the Company's and Shareholders' knowledge, the Business and the Companies are in compliance with all applicable federal, state and local laws and regulations governing the public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against the Companies alleging any failure to comply with any such law or regulation.

              ARTICLE VI.- REPRESENTATIONS AND WARRANTIES OF BUYER
              ----------------------------------------------------

               Buyer represent and warrant to the Companies and Shareholders that:

               6.1 ORGANIZATION OF BUYER - Buyer is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power to carry on its business as now conducted and is entitled to own or lease its properties and to carry on its business as now conducted in the places where such properties are now leased, owned or operated or such business is now conducted.

               6.2 AUTHORITY - Buyer have full power and authority to enter into this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any breach of any of the terms, provisions, or conditions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance of any property or assets of Buyer pursuant to its Certificate of Incorporation, By-Laws or any indenture, agreement, instrument, order, judgment, or decree to which it is a party or by which it is bound.

               6.3 FINANCIAL STATEMENTS - The financial statements contained in Buyer's Form 10-KSB for the fiscal year ended December 31, 1997 and Form 10-QSB for the quarter ended March 31, 1998 as filed with the Securities and Exchange Commission (the SEC") are correct and complete and present fairly the financial condition of Buyer as of the dates of such balance sheets and the results of its operations for the periods of such statements of operations and have been prepared on a basis consistent with all prior periods and in accordance with generally accepted accounting principles. Since March 31, 1998, there has been no material adverse change in the assets, liabilities, business, operations or financial condition of Buyer as shown on the financial statements contained in the Form 10-KSB or Form 10-QSB.

               6.4 ISSUANCE OF MWI COMMON STOCK - The Buyer has full authority to issue the MWI Common Stock and Warrants in connection with the consummation of the transaction herein in accordance with the Buyer's Certificate of Incorporation and its Bylaws. Upon such issuance, the shares of MWI Common Stock shall be duly authorized, validly issued, fully paid and non-assessable.


                   ARTICLE VII.- OBLIGATIONS PRIOR TO CLOSING
                   ------------------------------------------

               7.1 OPERATION OF BUSINESS - The Companies and Shareholders agree that, from the date hereof to the Closing Date, the Companies shall conduct its Business and affairs only in the Ordinary Course of Business, following its usual and ordinary accounting practices, making ordinary accruals, incurring ordinary liabilities and expenditures, and making ordinary commitments for inventory, equipment, insurance, rentals and other ordinary Business purposes.

               7.2 ACCESS TO BOOKS AND RECORDS - From and after the date hereof, the Companies shall (a) afford to the officers, employees and representatives of Buyer full and free access to its assets, personnel, properties, records and books of account at all reasonable times during business hours, (b) to furnish to such officers, employees and representatives such other information as Buyer may reasonably request, and (c) to authorize its accountants and auditors to permit Buyer's independent public accountants and representatives to examine records pertaining to the Companies's Financial Statements and other books and records of the Companies. Buyer agree to treat all such material as confidential and not make use of such materials except for the purposes expressed in this Agreement unless such use comes into the public domain.

               7.3 NEGATIVE COVENANTS - The Companies and Shareholders covenant that from and after the date hereof and through the Closing Date, without the prior written consent of Buyer, the Companies will not:

                       (a) enter into any written or oral contract, agreement, or commitment of any type, without the express written consent of Buyer, including the following:

                                (i) contracts for the employment or compensation
of any officer, director, or individual employee;

                                (ii) contracts with any labor union, except to
the extent that the Companies are compelled to negotiate with a labor union and the Companies provide notice of such requirement;

                                (iii) continuing contracts for the future
purchase of inventory, materials, supplies, or equipment at a cost of $1,000 or more;

                                (iv) continuing contracts for future medical
waste services in excess of $7,500 per month;

                                (v) distribution or agency contracts, franchise
contracts, or advertising commitments;

                                (vi) pension, profit sharing, deferred
compensation retirement, stock option, stock purchase plans, group health insurance, or similar plans with respect to officers, directors, employees, or others;

                                (vii) leases under which the Companies is a
lessor or lessee;

                                (viii) underwriting agreements or agreements
with a broker or finder;

                                (ix) consulting agreements;

                                (x) contracts for the acquisition of a business
or substantially all of the property, assets or capital stock of a business;

                                (xi) any other contract, agreement, or
commitment involving $1,000 or more.

                       (b) declare or pay any dividend, or make any distribution of its properties or assets to the Shareholders, or allow the issuance of any of its securities;

                       (c) discharge or satisfy any lien or encumbrance or pay any obligation or liability, except in the Ordinary Course of Business;

                       (d) make any change in their Articles of Incorporation or By-Laws;

                       (e) issue any capital stock or other corporate securities or grant options, warrants or rights of any kind to purchase any of its capital stock or corporate securities;

                       (f) mortgage, pledge or subject to any lien, charge or other encumbrance any of their tangible or intangible assets;

                       (g) make any payment, or enter into any contract for payment of any bonus, gratuity or other compensation, or increase the rate or form of compensation payable to any agent or employee, except salary adjustments in the Ordinary Course of Business for employees who are not officers, directors or stockholders of the Companies;

                       (h) dispose of any of their properties or assets, except in the Ordinary Course of Business;

                       (i) incur any indebtedness, except for operating expenses in the Ordinary Course of Business, nor allow a Material Adverse Effect to their financial affairs, nor allow any Tax or other liability to be extended by waiver of the statutes of limitation or otherwise;

                       (j) make any loan to, borrow any money from, or enter into any contract or understanding with, any officer, director or Shareholder of the Companies; or

                       (k) enter into any other transaction, other than in the Ordinary Course of Business.

               7.4 AFFIRMATIVE COVENANTS - The Companies and Shareholders covenant that from and after the date hereof and through the Closing Date, the Companies will:

                       (a) keep their properties and assets insured consistent with their prior practices in respect thereto;

                       (b) perform in the Ordinary Course of Business all of their obligations under Contracts, Leases and documents relating to or affecting their assets, properties and Business;

                       (c) preserve intact the Business, organization, and goodwill of the Companies, to the end that the Buyer shall continue to operate the Companies as a going business as now constituted, after the consummation of the transaction contemplated hereunder.

               7.5 CONSUMMATION OF TRANSACTIONS - Upon the terms and subject to the conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out their obligations hereunder and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including satisfying the conditions to the obligations of the other parties and obtaining all waivers, permits, consents and approvals and effecting all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement; provided that this Section 7.5 shall not require any party to waive any condition for its benefit or any performance hereunder by the other parties or to make any payment to any third party, whether private or governmental, or to expend any funds or incur any economic burden in connection with obtaining the consent of any third party, whether private or governmental; and provided further that this Section 7.5 shall not require any party to take any action the result of which would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

               7.6 NO NEGOTIATIONS - Except in the furtherance of the transactions contemplated hereby, prior to the Closing Date the Companies and the Shareholders agree that (a) neither they nor any of their affiliates shall, and each of them shall direct and use their best efforts to cause their respective directors, officers, employees, representatives or agents (including, without limitation, any investment banker, attorney or accountant retained by them or any of their affiliates) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders), with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (i) the acquisition of any outstanding capital stock in the Companies, or (ii) the acquisition of any material part of the Assets of the Companies (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) they shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and they shall take the necessary steps to inform any such parties of the obligations undertaken in this Section 7.6; and (c) they shall notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, them.

               7.7 DAMAGE OR DESTRUCTION OF ASSETS. In the event that any loss or damage to or destruction of any of the assets of the Companies shall occur prior to the Closing, Buyer shall be entitled to all insurance proceeds, awards, or other compensation payable in respect of such loss, damage, or destruction; provided, however, that if any material portion of the assets is lost, destroyed or materially damaged prior to the Closing, Buyer shall have the option of either (i) accepting such proceeds, awards, or compensation and proceeding with the Closing, or (ii) terminating this Agreement, in which case neither Buyer nor the Companies or any Shareholders shall have any further obligations or rights hereunder.

               7.8 DISCLOSURE SCHEDULE - The Company shall prepare a Disclosure Schedule which shall provide the detailed description of the items referenced elsewhere herein as being a part of the Disclosure Schedule and deliver same to the Buyer no later than September 15, 1998. The Buyer shall have five (5) days following receipt of the Disclosure Schedule to review of the information included within the Disclosure Schedule. In the event that the Disclosure Schedule contains any information which is materially different than as represented by the Companies prior to the execution of this Agreement, the Buyer shall have the right to terminate this Agreement and receive a refund of the Deposit.

               ARTICLE VIII. - CONDITIONS PRECEDENT TO THE CLOSING

               8.1 CONDITIONS TO OBLIGATIONS OF BUYER - The obligations of Buyer to consummate this Agreement shall be subject to, and be conditioned upon, each of the following conditions:

                       (a) PROPERTIES INTACT - No properties or assets of the Companies shall have suffered any destruction or damage by fire, accident or other casualty or act of God not fully covered by insurance or affecting in a material and adverse way the conduct of the Business of the Companies considered as a whole.

                       (b) REPRESENTATIONS AND WARRANTIES - The representations and warranties made by the Companies and Shareholders in Article V hereof shall be correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and none of the covenants of the Companies or Shareholders contained in this Agreement shall have been breached in any respect as of the Closing Date.

                       (c) NO ADVERSE CHANGES - That since the date of the Financial Statements there has been no adverse change in the condition of the Companies, financial or otherwise, from that set forth in the Financial Statements.

                       (d) APPROVALS AND CONSENTS - All consents, approvals, authorizations or orders of any individual, entity, court or Governmental Authority or administrative body, if any, necessary in shall have been obtained and in effect on the Closing Date, which are required for the consummation of the transaction be contemplated by this Agreement.

                       (e) AUTHORIZATION OF AGREEMENT BY THE COMPANIES AND SHAREHOLDERS - All actions of the Companies necessary to authorize the execution, delivery and performance of this Agreement by the Companies and Shareholders shall have been duly and validly taken.

                       (f) AUTHORIZATION OF AGREEMENT BY BOARD OF DIRECTORS - The Board of Directors of Buyer shall have taken all actions necessary to authorize the execution, delivery and performance of this Agreement.

                       (g) NO LITIGATION - No claim, proceeding, investigation, or litigation, either administrative or judicial, shall be threatened or be pending against the Buyer, the Companies or the Shareholders which, in the opinion of counsel for Buyer, presents a reasonable probability that the transaction contemplated by this Agreement would be enjoined or prevented or that the right of Buyer to continue the operations of the property, assets and Business of the Companies would be materially affected.

                       (h) DUE DILIGENCE - Buyer shall have completed its due diligence investigation and the results thereof shall not have revealed that any of the representations, warranties or covenants made by the Companies or the Shareholders in this Agreement are untrue or incorrect in any material respect or otherwise be unsatisfactory to Buyer.

                       (i) NO CHANGE IN LAW - There shall have not been proposed or enacted (including without limitation, any threatened proposal or enactment of) any statute, rule, regulation, policy, guideline, or official interpretation, or any modification in or to any existing statute, rule, regulation, policy or guideline, which prohibits or delays or threatens to prohibit or delay, the performance of the transaction contemplated by this Agreement or which changes, or threatens to change, in an adverse manner the Business, financial condition, revenues, income, liabilities (whether absolute, contingent or otherwise) reserves or prospects of the Companies from that reflected in the Financial Statements.

                       (j) NO VIOLATIONS OF LAW - At the Closing Date, there shall exist no violations of any Federal, state or local law, ordinance or regulation affecting the assets, properties or Business of the Companies.

                       (k) PERFORMANCE BY SHAREHOLDERS AND THE COMPANIES - All of the terms and conditions of this Agreement to be complied with and performed by the Shareholders and the Companies on or before the Closing Date shall have been complied with and performed.

                       (l) PROCEEDINGS AND INSTRUMENTS SATISFACTORY - All proceedings, corporate or other to be taken in connection with the transaction contemplated by the Agreement and all documents incident thereto, including any Collateral Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel.

                       (m) EMPLOYMENT AGREEMENT - Craig Sanford and Mary Jo Sanford shall have entered into new employment agreements with the Companies, as required in Section 9.6 hereof.

                       (n) FORM 8-K FINANCIAL STATEMENTS - The Buyer shall have received the Companies' audited Financial Statements, consisting of balance sheets as of December 31, 1996 and 1997 and statements of income, cash flow and stockholders' equity for the two (2) years in the period ended December 31, 1997, the notes to the financial statements thereto, and the unaudited financial statements as of June 30, 1998 and for the six (6) months ended June 30, 1997 and 1998, respectively and the reports of the Company's independent auditors required to be filed with Buyer's current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, in connection with the consummation of the transaction contemplated hereby. All such Financial Statements shall comply with the requirements of Regulation S-X as promulgated by the SEC. In the event the transaction is consummated later than October 31, 1998, the Companies shall deliver to Buyer, in addition to the Financial Statements, unaudited financial statements as of September 30, 1998 and for the nine (9) months ended September 30, 1997 and 1998,

               8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS - The obligations of the Companies and the Shareholders to consummate this Agreement are subject to and shall be conditioned upon each of the following conditions:

                       (a) REPRESENTATIONS AND WARRANTIES - The representations and warranties made by Buyer herein shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations had been made on and as of the Closing Date and the covenants of Buyer contained herein shall not have been breached in any material respects as of the Closing Date.

                       (b) PERFORMANCE BY BUYER - All of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been complied with and performed.

                       (c) CONSENTS AND APPROVALS - No consent, approval, authorization or order of any individual, entity, court or governmental agency or administrative body not obtained and in effect on the Closing Date shall be required for the consummation of the transaction contemplated by this Agreement.


                      ARTICLE IX.- POST-CLOSING OBLIGATIONS
                      -------------------------------------

               9.1 SURVIVAL OF THE CLOSING - All covenants, agreements, representations, and warranties made hereunder and in any certificates delivered at the Closing pursuant hereto shall be deemed to have been relied upon by Buyer, the Shareholders and the Companies, and shall survive the Closing for the applicable statute of limitations.

               9.2 FURTHER ASSURANCES - Following the Closing, each of the Shareholders, the Companies and Buyer shall execute and deliver such documents, and take such other action as shall be reasonably requested by any other party hereto to carry out the transaction contemplated by this Agreement.

               9.3 INDEMNIFICATION BY THE SHAREHOLDERS - The Shareholders, agree to jointly and severally indemnify, reimburse and hold Buyer and the Companies harmless against and from:

                       (a) All Damages suffered, incurred, or sustained by Buyer as a result of (i) the existence on or before the Closing Date of any liabilities, absolute or contingent, of the Companies; (ii) the material untruth of any representation or the breach of any warranty by the Shareholders made in this Agreement; (iii) the material untruth of any certificate required under this Agreement to be delivered by the Shareholders or the Companies to Buyer on the Closing Date; (iv) the material breach of this Agreement by the Companies or the Shareholders.

                       (b) Buyer shall give the Shareholders prompt notice of any claim to indem nification it may wish to assert pursuant to this Section 9.3 as soon as reasonably practicable. Before being required to make any payments pursuant to this Section 9.3, the Shareholders may, in their discretion and at their expense, take all necessary steps properly to contest any claim or liability or action in respect thereof involving third parties, or to prosecute such contest or action to conclusion or settlement satisfactory to Buyer and themselves; provided however, no contest shall adversely affect the operation of the Companies' Business. Buyer shall cooperate fully with the Shareholders in the reasonable conduct of any such contest or action, legal proceedings, negotiation, or settlement and will not compromise voluntarily or settle any such contest, action, legal proceeding, claim or demand without prior notice to the Shareholders.

                       (c) Upon the payment to Buyer by the Shareholders of any amount which Buyer is entitled to receive by way of indemnification under this
Section 9.3, Buyer, shall forthwith assign to the Shareholders all of its right, title, and interest in any item for which indemnification shall so be made, including claims against third parties relating therewith.

                       (d) In the event that the Shareholders shall dispute the right of Buyer to be indemnified under this Section 9.3, or any item with respect to which Buyer shall so request indemnification, or if the Shareholders shall dispute the amount which Buyer shall be entitled to receive with respect to such item by way of indemnification, such dispute shall be submitted to arbitration in the City of Miami, Florida in accordance with the rules then in effect of the American Arbitration Association.

                       (e) Buyer shall have the right to set-off any amounts due it pursuant to a claim for indemnification against the Escrow Fund.

               9.4     NON-COMPETITION AGREEMENT -

                       (a) Each of the Shareholders covenant and agree that for a period of five (5) years from the Closing Date they will not be an employee (except with Buyer or the Companies), agent, director, stockholder or owner (except of not more than 1% of the securities of a publicly traded entity), partner, consultant, financial backer, creditor or be otherwise directly or indirectly connected with or participate in the management, operation or control of any business, firm, proprietorship, corporation, partnership, association, entity or venture engaged in a business similar to the Business within the States of Delaware, Maryland, New Jersey, New York or Pennsylvania.

                       (b) The Shareholders covenant and agree that for a period of five (5) years from the Closing Date except in connection with the Business of Buyer, they will not contact, call upon, solicit business from, sell or render services to any customer of the Companies or Buyer with respect to the provision of any services or supplies similar to the Business or otherwise directly or indirectly aid or assist any other person, firm or entity to do any of the aforesaid acts.

                       (c) The Shareholders covenant and agree that for a period of five (5) years from the Closing Date, they will not directly or indirectly as principal, agent, owner, partner, stockholder, officer, director, employee independent contractor or consultant or in any individual or representative capacity for themselves or on behalf of any business firm, corporation, partnership, association or proprietorship enter into any agreements with or solicit, or directly or indirectly cause others to solicit, the employment of any officer or other employee of the Companies, Buyer or any of their subsidiaries and affiliates for the purpose of causing said officer or employee to terminate employment with the Companies, Buyer, their subsidiaries and affiliates.

                       (d) The Shareholders agree that they shall not at any time, disclose, directly or indirectly to any person, firm or entity any confidential information about the Companies, the Business, Buyer or any information concerning their respective financial condition, customers and methods of obtaining business or any other methods generally of doing and operating the Business, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law through judicial or administrative process.

                       (e) It is recognized and acknowledged by the parties hereto that a breach or violation by any Shareholder of any of the covenants and agreements contained in Section 9.4 may cause irreparable harm and Damage to Buyer in a monetary amount which may be impossible to ascertain. Each Shareholder agrees that Buyer shall be entitled to an injunction from any court of competent jurisdiction enjoining or restraining any breach or violation of any or all of the covenants and agreements contained in this Section 9.4 and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder at law or in equity.

               9.5 PUBLICITY - The Companies and Shareholders shall not issue or make, or cause to have made, any public release or announcement concerning this Agreement or the transaction contemplated hereby, without the advance written approval of the form and substance by Buyer, which approval shall not be unreasonably withheld.

               9.6 EMPLOYMENT AGREEMENTS - Craig Sanford and Mary Jo Sanford shall each enter into three (3) year employment agreements with the Companies substantially in the form attached to the Disclosure Schedule. Craig Sanford and Mary Jo Sanford will receive aggregate salary of $175,000 per year.

                           ARTICLE X. - MISCELLANEOUS
                           --------------------------

               10.1 COSTS AND EXPENSES - Except as otherwise provided herein in this Agreement, if this Agreement is terminated in accordance with Section 4.4, each of the parties to this Agreement shall bear their own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transaction contemplated hereby, including but not limited to, transfer taxes, legal fees and accounting fees.

               10.2 REMEDIES - The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any and all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

               10.3 DISCLOSURE SCHEDULE - The Disclosure Schedule shall in each instance, include the Schedules and the Exhibits referred to herein and therein. The Disclosure Schedule shall be deemed an integral part hereof and is incorporated herein by this reference.

               10.4 ATTORNEYS' FEES - In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and costs (including any fees and costs incurred in Appellate proceedings) against the losing party.

               10.5 RISK OF LOSS - Prior to the Closing, the risk of loss, damage to, or destruction of any assets of the Companies shall remain with the Companies and Shareholders.

               10.6 ASSIGNMENT AND AMENDMENT OF AGREEMENT - This Agreement shall not be assignable by any of the parties hereto except with the written consent of the other party. This Agreement may be amended by any written agreement of the parties hereto.

               10.7 NOTICES. Any notice or communication given pursuant hereto by either party to the other party shall be in writing and delivered or mailed by certified mail, return receipt requested, postage prepaid, as follows:

                 If to Buyer:         MED/WASTE, INC.
                                      6175 N.W. 153rd Street, Suite 324
                                      Miami Lakes, Florida 33014
                                      Attention: Daniel A. Stauber, President
                                      Telephone:  (305) 819-8877
                                      Facsimile:  (305) 819-4028

                 Copy to:             Wallace Bauman, Legon, Fodiman &
                                        Shannon, P.A.
                                      1200 Brickell Avenue, Suite 1720
                                      Miami, Florida 33131
                                      Attention:  Bryan W. Bauman, Esq.
                                      Telephone:  (305) 444-9991
                                      Facsimile:  (305) 444-9937

                 If to the Companies  Sanford Motors, Inc.
                 or the Shareholders: 1307 South Pennsylvania Avenue
                                      Morrisville, Pennsylvania 19067
                                      Attention: Craig Sanford
                                      Telephone:  (215) ___-____
                                      Facsimile: (215) 736-2051

                 Copy to:             Anthony Mazullo, Esq.
                                      182 North Broad Street
                                      Doylestown, PA 18901
                                      Telephone:  (215) 348-8484
                                      Facsimile:  (215) 348-8889

or at such other address as hereafter shall be furnished in writing by any party hereto to the other parties.

             10.8 ENTIRE AGREEMENT - This Agreement, together with the Disclosure Schedule, is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties. No other agreement not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties. No officer or employee of any party has any authority to make any representation or promise not contained in this Agreement and each of the parties agrees that it has not executed this agreement in reliance upon any such representation or promise.

             10.9 WAIVER - Any forbearance, failure or delay by any of the parties hereto to exercise any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder shall not preclude the further exercise thereof and every right, power or remedy of either party shall continue in full force and effect unless waived specifically by an instrument in writing executed by such party.

             10.10 GOVERNING LAW - This Agreement shall be construed in accordance with the laws of the State of Florida.

             10.11 COUNTERPARTS - This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             10.12 CAPTIONS - The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

             10.13 SUCCESSORS AND ASSIGNS - All of the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by and against the parties and their respective successors and assigns.

             10.14 INTERPRETATION - Handwritten provisions inserted in this Agreement, initialed in ink, shall control all typewritten provisions in conflict therewith. This Agreement shall not be construed more strongly against or in favor of any party, regardless of who is responsible for its preparation.

             10.15 SEVERABILITY - In the event any provision of this Agreement or the application of such provision to any part shall be held by a court of competent jurisdiction to be contrary to any rule of law or public policy, the remaining provisions of this Agreement shall remain in full force and effect.

             10.16 RIGHTS OF THIRD PARTIES - Except as may otherwise be specifically provided in this Agreement, nothing expressed or implied in this Agreement is intended, or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective shareholders, any rights or remedies under or by reason of this Agreement.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         MED/WASTE, INC., a Delaware corporation


                                         By: /s/ DANIEL A. STAUBER
                                             -----------------------------------
                                                 DANIEL A. STAUBER, President


                                         SANFORD MOTORS, INC., a Pennsylvania
                                         corporation


                                         By:/s/ CRAIG SANFORD
                                             -----------------------------------
                                                 CRAIG SANFORD, President


                                         EAST COAST MEDICAL WASTE, INC., a
                                         New Jersey corporation,


                                         By:/s/ CRAIG SANFORD
                                            ------------------------------------
                                                CRAIG SANFORD, President

                                     BUCKS COUNTY RESOURCE AND
                                     RECOVERY, INC., a Pennsylvania corporation


                                     By: /s/ CRAIG SANFORD
                                         ------------------------------------
                                            CRAIG SANFORD, President


                                     /S/ CRAIG SANFORD
                                     ------------------------------------
                                                CRAIG SANFORD


                                     /S/ MARY JO SANFORD
                                     ------------------------------------
                                               MARY JO SANFORD




































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